UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2016

MW Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-198668	47-2259704
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

2110 Beechmont Avenue, Cincinnati, Ohio	45230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 231-7871

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 1, 2016, Karan A. Kiser, age 57, was promoted to Chief Operations Officer of Watch Hill Bank (the “Bank”), the wholly-owned subsidiary of MW Bancorp, Inc. (the “Company”), following the previously disclosed departure of Michelle L. Alltop, the Bank’s prior Chief Operations Officer. Ms. Kiser has served since July 2012 as the Bank’s Executive Vice President of Lending and she will retain her existing position and duties in addition to her new position as Chief Operations Officer. Before joining the Bank, she served as Senior Vice President of Lending for RiverHills Bank from February 2006 to June 2012. Ms. Kiser also served in senior management of two of the largest community banks in Cincinnati, Ohio, and also managed a mortgage banking operation at a community bank which was the third largest mortgage loan originator in Cincinnati, Ohio.

Ms. Kiser will receive an annual salary of $104,760 and will also receive vacation, 401(k) plan participation, health and disability insurance and other benefits available to the Bank’s employees generally. The one-year change in control agreement currently in effect between the Bank and Ms. Kiser was unaffected by her promotion. More details about this change in control agreement are available under the heading “Employment and Severance Agreements” in the Company’s definitive proxy statement filed on September 25, 2015.

The Bank previously had a loan program in which it made loans to all of its directors, executive officers and employees at a reduced interest rate. The reduced rate was equivalent to the Bank’s cost of funds at origination and was fixed for the term of the loans. On August 5, 2014, the Bank terminated the discounted rate feature of the loan program, although existing loans under the program were grandfathered for the lives of the loans. The program applied only to first mortgages on residential properties. Ms. Kiser participated in this program prior to its termination and her loan was grandfathered when the program was discontinued. The following table sets forth certain information about Ms. Kiser’s outstanding loan under the reduced rate employee loan program.

Type of Loan	Largest Aggregate Balance from July 1, 2015 to January 1, 2016	Interest Rate on January 1, 2016	Principal Balance on January 1, 2016	Amount of Principal Paid from July 1, 2015 to January 1, 2016	Amount of Interest Paid from July 1, 2015 to January 1, 2016

Residential Mortgage	$282,475.69	1.24%	$278,230.42	$4,245.27	$1,754.73

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MW BANCORP, INC.

Date: January 6, 2016	By:	/s/ Gregory P. Niesen
Gregory P. Niesen
President and Chief Executive Officer